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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement No. 333-57510 on Form S-3 of Nortel Networks Corporation (the "Corporation"), relating to the offering and sale of 65,658,278 common shares of the Corporation, of our Independent Auditors' Reports dated February 1, 2001 except as to note 23 which is as of February 28, 2001, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

We hereby further consent to the reference to our Firm under the heading "Experts" in the Prospectus, which forms part of the aforementioned Amendment No. 1 to the Registration Statement.



/s/ Deloitte & Touche LLP
Chartered Accountants


Toronto, Canada
April 5, 2001